UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 30, 2026
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Forbright, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-43343 (Commission File Number)	26-3126112 (I.R.S. Employer Identification Number)
4445 Willard Avenue, Suite 1000 Chevy Chase, Maryland 20815
(Address of principal executive offices and zip code)
(301) 299-8810
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	FRBT	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On July 30, 2026, Forbright, Inc. (the “Company”) issued a press release announcing financial results for the second quarter ended June 30, 2026.
A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
The Company will host a conference call to discuss its second quarter 2026 financial results on July 30, 2026, at 8:00 a.m. Eastern Time. The live webcast will be available in the Events & Presentations section of the Company’s Investor Relations website at ir.forbrightbank.com, in addition to the slide presentation for investor review. A copy of the slide presentation is furnished herewith as Exhibit 99.2 and is incorporated by reference herein.
A replay and transcript will be available in the Events & Presentations section of the Company’s Investor Relations website at ir.forbrightbank.com approximately two hours after the conclusion of the call.
Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description
99.1	Press release dated July 30, 2026
99.2	Slide presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORBRIGHT, INC.

Date:	July 30, 2026	By:	/s/ Christopher S. Lynch
		Name:	Christopher S. Lynch
		Title:	Chief Financial Officer